Exhibit 99.1

ASCENDIA BRANDS, INC. NAMES DREW COLLOM EXECUTIVE VICE PRESIDENT OF SALES

Hamilton, NJ – March 7, 2007 -- Ascendia Brands, Inc., (AMEX: ASB) has named Drew Collom (48) as Executive Vice President of Sales, with effect from March 26, 2007. He assumes full responsibility Ascendia’s global sales organization.

Mr. Collom joins Ascendia following 15 years with Newell Rubbermaid, most recently as Vice President Sales for Wal-Mart International and Sam’s Club Global business. While at Newell Rubbermaid, Drew held senior sales roles at Anchor Hocking Glass, Intercraft and Holson Burnes. Drew began his career with Playtex, serving on the operations team with a subsequent promotion to District Sales Manager in the Consumer Products Division. His sales experience also includes a leadership position with HALO Branded Solutions.

Mr. Collom holds a BS degree in Business Administration from Wesley College, and received his MBA from Wilmington Graduate Business School.

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About Ascendia Brands

Ascendia Brands, Inc. is a leader in the value and premium value segments of the health and beauty care products sector. In November 2005, Ascendia expanded its range of product offerings through the acquisition of a series of brands, including Baby Magic®, Binaca®, Mr. Bubble® and Ogilvie®, and in February 2007 it acquired the Calgon® and Healing Garden® brands. The company is headquartered in Hamilton, New Jersey, and operates two manufacturing facilities, in Binghamton, New York, and Toronto, Canada. Visit http://www.ascendiabrands.com for additional information.

Certain statements contained herein may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, 21E of the Exchange Act of 1934 and/or the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements regarding business plans, future regulatory environment and approval and, the Company’s ability to comply with the rules and policies of independent regulatory agencies. Although the Company believes the statements contained herein to be accurate as of the date they were made, it can give no assurance that such expectations will prove to be correct. The Company undertakes no obligation to update these forward-looking statements.

Ascendia Contact: John D. Wille Chief Financial Officer (609) 219-0930 ext 150 jwille@ascendiabrands.com	Investor Relations Contact: John G. Nesbett IMS, Inc. (212) 668-0813 jnesbett@institutionalms.com